Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in (a) the Registration Statement on Form S-8 (No. 333-124448) relating to the Fortune Brands, Inc. 2005 Non-Employee Director Stock Plan, the Registration Statement on Form S-8 (No. 333-87260) relating to the Fortune Brands, Inc. 2002 Non-Employee Director Stock Option Plan, the Registration Statement on Form S-8 (No. 333-133717) relating to the Fortune Brands Retirement Savings Plan, the Registration Statement on Form S-8 (No. 333-133716) relating to the Fortune Brands Hourly Employee Retirement Savings Plan, the Registration Statement on Form S-8 (No. 033-58865) relating to the Fortune Brands, Inc. 1990 Long-Term Incentive Plan, the Registration Statement on Form S-8 (No. 333-95909) relating to the Fortune Brands, Inc. 1999 Long-Term Incentive Plan, the Registration Statement on Form S-8 (No. 333-51173) relating to the Fortune Brands, Inc. Non-Employee Director Stock Option Plan, the Registration Statement on Form S-8 (No. 333-133712) relating to the Future Brands LLC Retirement Savings Plan, the Registration Statement on Form S-8 (No. 333-115350) relating to the Fortune Brands, Inc. 2003 Long-Term Incentive Plan, the Registration Statement on Form S-8 (Registration No. 333-144994) relating to the Fortune Brands, Inc. 2007 Long-Term Incentive Plan and the prospectuses related thereto, and (b) the Registration Statements and Post Effective Amendments on Form S-3 (Nos. 333-113855, 333-76371 and 333-134079) of Fortune Brands, Inc. of our report dated February 27, 2008 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

PricewaterhouseCoopers LLP

Chicago, Illinois

February 27, 2008